Exhibit 99.1

News from Xerox	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel+1-203-968-3000

Xerox Provides Update on Government Healthcare Business Strategy

Third-quarter 2015 results will reflect an after-tax charge of approximately $240 million related to Health Enterprise Medicaid platform implementations

Reaffirms third-quarter adjusted earnings guidance, excluding charge

NORWALK, Conn., Oct. 13, 2015 – Xerox (NYSE: XRX) today provided an update regarding the strategic direction of its government healthcare business, specifically addressing the implementation of its Health Enterprise Medicaid platform in California and Montana.

“Today’s announcement builds on the change in strategy from last quarter,” said Ursula Burns, Xerox chairman and chief executive officer. “We are taking additional steps to improve our financial performance and significantly reduce the volatility of our results going forward.”

Late in the third quarter, discussions took place with clients in California and Montana regarding the status and scope of current Health Enterprise platform projects, which evolved to include options to not fully complete the projects. Based on those discussions, Xerox believes it is probable that it will not fully complete the implementation of the platform in these states. Xerox expects to continue to process Medicaid claims using the existing legacy systems, thus providing uninterrupted service for the states’ healthcare providers and constituents.

Xerox remains committed to the implementation and ongoing operation of the Health Enterprise platform for its other state clients. In addition, the company will continue to provide other innovative government healthcare solutions to the 35 states and their citizens whom it serves. Xerox has a diverse portfolio of healthcare solutions and will focus on the more profitable market segments from which it derives over two thirds of its current government healthcare revenues.

As a result of these developments, Xerox is recording a pre-tax charge of approximately $385 million (approximately $240 million after-tax or 22 cents per share) in its third-quarter 2015 results reflecting estimated settlement costs and other impacts from these changes. The charge reflects approximately $130 million for the write-off of receivables and other related assets as well as approximately $30 million of non-cash impairment charges, with the remainder of the charge expected to be cash outflows in future quarters.

Xerox now expects a third-quarter 2015 GAAP loss from continuing operations of 3 to 5 cents per share. Adjusted earnings per share, excluding this charge, is expected to be in line with our guidance of 22 to 24 cents.

Conference Call Details for Third-Quarter 2015 Financial Results

Xerox will report its third-quarter financial results and discuss its 2015 guidance on Monday, October 26, 2015. A conference call to discuss these results will take place that day at 10:00 a.m. ET. The live event can be accessed online at http://edge.media-server.com/m/p/bvuwi7/lan/en.

An archived audio webcast of this event will be available shortly following the conference call.

About Xerox

Xerox is helping change the way the world works. By applying our expertise in imaging, business process, analytics, automation and user-centric insights, we engineer the flow of work to provide greater productivity, efficiency and personalization. We conduct business in 180 countries, and our more than 130,000 employees create meaningful innovations and provide business process services, printing equipment, software and solutions that make a real difference for our clients – and their customers. Learn more at www.xerox.com.

Non-GAAP Measures

This release refers to the non-GAAP financial measure “adjusted earnings per share” for third quarter 2015 guidance, which excludes the amortization of intangible assets of 5 cents and the Government Healthcare charge of 22 cents.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and June 30, 2015 and our 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contacts:

Sean Collins, Xerox, +1-310-497-9205, sean.collins2@xerox.com

Debbie Field, Xerox, +1-512-297-3498, debbie.field@xerox.com

Investor Contacts:

Leslie Varon, Xerox, +1-203-849-2512, Leslie.Varon@xerox.com

Jennifer Horsley, Xerox, +1-203-849-2656, Jennifer.Horsley@xerox.com

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